UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF INDIANA
INDIANAPOLIS DIVISION

IN RE:	)	Chapter 11
)
Frankfort Tower Industries, Inc., et al.	)	Case No.: 03-17287
(f/k/a ROHN Industries, Inc., et al.)[1]	)	(Jointly Administered)
)
Debtors.	)

DEBTORS' PLAN OF LIQUIDATION, AS IMMATERIALLY MODIFIED

        The above captioned Debtors and Debtors-in-Possession propose this Plan of Liquidation, as Immaterially Modified, pursuant to the provisions of Chapter 11 of the Bankruptcy Code.

Counsel for the Debtor:

Henry A. Efroymson
Ben T. Caughey
ICE MILLER
One American Square, Box 82001
Indianapolis, Indiana 46282-0002
(317) 236-2100

1   The Debtors are the following entities: Frankfort Tower Industries, Inc., Frankfort Tower Installation Services, Inc., Frankfort Tower Enclosures, Inc., Frankfort Tower, Inc., Frankfort Tower Products, Inc., Frankfort Tower Construction, Inc., formerly known as Rohn Industries, Inc., Rohn Installation Services, Inc., Rohn Enclosures, Inc., Rohn, Inc., Rohn Products, Inc., Rohn Construction, Inc.

INTRODUCTION

        Frankfort Tower Industries, Inc. (“Frankfort Tower Industries”), Frankfort Tower Installation Services, Inc. (“Frankfort Tower Installation”), Frankfort Tower Enclosures, Inc. (“Frankfort Tower Enclosures”), Frankfort Tower, Inc. (“Frankfort Tower”), Frankfort Tower Products, Inc. (“Frankfort Tower Products”), and Frankfort Tower Construction, Inc. (“Frankfort Tower Construction”), as debtors and debtors-in-possession in the above-captioned Chapter 11 cases (collectively, the “Debtors”), hereby propose the following joint liquidating plan for the resolution of the Debtors’ outstanding creditor claims and equity interests (the “Plan”). Reference is made to the Disclosure Statement for a business overview, risk factors, and a summary and analysis of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

        The Plan constitutes a liquidating plan that provides for a distribution to creditors that is comparable to a liquidation under chapter 7 of the Bankruptcy Code but avoids the commission and other fees and costs to which a Chapter 7 Trustee would be entitled. The Plan provides for all of the property of the Debtors to be liquidated over time, and for the proceeds to be allocated in accordance with the terms of this Plan and distributed to the holders of certain Allowed Claims. An Initial Distribution is to occur on the Effective Date of the Plan and assets not distributed on the Effective Date are to be held in trust by a Disbursement Agent who will, among other things, liquidate assets, resolve disputed claims, pursue any reserved causes of action, wind up the affairs of the Debtors, and make Interim Distributions and a Final Distribution. The Debtors will be dissolved as soon as practicable after the consummation of the Plan.

        Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a holder of a claim until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of Claims entitled to vote on the Plan. ALL SUCH HOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

        Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Section 14.2 of this Plan, the Debtors expressly reserve the right to alter, amend or modify this Plan, one or more times, before its substantial consummation.

ARTICLE I.

DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

        1.1.         Scope of Definitions. For purposes of this Plan, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Plan as a whole, not to any particular section, subsection or clause, unless the context requires otherwise. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter.

        1.2.         Definitions.

        “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors’ Estates and operating the business of the Debtors, administrative tax claims, and all Allowed Claims with respect to reclamation of goods delivered before the Petition Date that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

        “Administrative Claims Reserve” means the reserve to be established on the Effective Date for payment of Administrative Claims that may become Allowed Claims or that become payable in the ordinary course of business after the Effective Date.

        “Allowed Claim” means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Bankruptcy Court; or (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero or as disputed; or (c) for which a proof of claim or request for payment pursuant to section 503(b) of the Bankruptcy Code has been deemed timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, this Plan or other applicable bankruptcy law, and (i) which has been filed in a non-contingent, liquidated amount or, if filed as contingent or unliquidated, has subsequently become non-contingent and liquidated prior to the Termination Date or has otherwise been estimated by a Final Order of the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or reduced to a fixed, liquidated amount by agreement of the Debtors or the Disbursing Agent and the holder of such claim, and (ii) as to which either no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code, any order of the Bankruptcy Court or this Plan or any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order of the Bankruptcy Court; or (d) that is expressly allowed in a liquidated amount in the Plan.

        “Allowed Interest” means an Interest or any portion thereof that has been allowed by a Final Order of the Bankruptcy Court or that has been expressly allowed in a liquidated amount in the Plan.

        “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in Title 11 of the United States Code, 11 U.S.C. §§ 101-1330.

        “Bankruptcy Court” means the Bankruptcy Court of the United States District Court for the Southern District of Indiana or such other court as may have jurisdiction over the Chapter 11 Cases.

        “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

        “Business Day” means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.

        “Cash” means legal tender of the United States.

        “Chapter 11 Case” means, with respect to each Debtor, the Chapter 11 case of such Debtor, pending in the Bankruptcy Court; and “Chapter 11 Cases” means the jointly administered Chapter 11 Cases of the Debtors, pending under Case No.: 03-17287.

        “Claim” shall mean any right to payment, or right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, against the Debtors in existence on the Petition Date, whether or not such right to payment or right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, legal, secured, or unsecured.

        “Claims Objection Deadline” means the later of ninety (90) days after the Confirmation Date or within sixty (60) days after such Claim is deemed timely filed and served on counsel for the Debtors, or as otherwise extended by the Bankruptcy Court for cause shown.

        “Class” means a category of Claims or Interests described in the terms of this Plan.

        “Committee” means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Debtors’ Chapter 11 Cases.

        “Confirmation Date” means the date of entry of the Confirmation Order.

        “Confirmation Hearing” means the hearing, pursuant to section 1129 of the Bankruptcy Code, to consider confirmation of the Plan.

        “Confirmation Order” means the order, in form and substance reasonably satisfactory to the Debtors and the Committee, entered by the Bankruptcy Court, confirming the Plan.

        “Debtors” means Frankfort Tower Industries, Inc., Frankfort Tower Installation Services, Inc., FrankfortTower Enclosures, Inc., Frankfort Tower, Inc., Frankfort Tower Products, Inc., and Frankfort Tower Construction,Inc.

        “Disallowed Claim” means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order of the Bankruptcy Court, or (b) has not been scheduled by the Debtor or is Scheduled at zero or as contingent, disputed or unliquidated and as to which the March 25, 2004 bar date for filing prepetition proofs of claim has passed but no proof of claim has been filed.

        “Disallowed Interest” means an Interest, or any portion thereof, that has been disallowed by a Final Order of the Bankruptcy Court.

        “Disbursing Agent” shall mean the individual or entity approved by the Court, and any successor thereto, to act as the disbursing agent for the Debtors.

        “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

        “Disputed...Claim” means a Claim, or any portion thereof, of the type described, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a)(i) have not been Scheduled by the Debtor or have been Scheduled at zero, as unknown or as contingent, unliquidated or disputed and are the subject of a timely filed proof of claim, or (ii) are the subject of an objection by the Debtor or as to which the time for the Debtor to object has not yet expired, and (b) the allowance or disallowance of which is not yet the subject of a Final Order of the Bankruptcy Court.

        “Disputed Interest” means an Interest, or any portion thereof, that is neither an Allowed Interest nor a Disallowed Interest, and includes, without limitation, Interests that (a)(i) have not been Scheduled by the Debtor or have been Scheduled at zero, as unknown or as contingent, unliquidated or disputed and are the subject of a timely filed proof of claim, or (ii) are the subject of an objection by the Debtor or as to which the time for the Debtor to object has not yet expired, and (b) the allowance or disallowance of which is not yet the subject of a Final Order of the Bankruptcy Court.

        “Disputed General Unsecured Claim Reserve” means the account to be established by the Disbursement Agent as of the Effective Date to hold Cash reserved for the payment of disputed general unsecured claims.

        “Disputed Non-Tax Priority Claim Reserve” means the account to be established by the Disbursement Agent as of the Effective Date to hold Cash reserved for the payment of disputed non-tax priority claims.

        “Disputed Priority Claim Reserve” means the account to be established by the Disbursement Agent as of the Effective Date to hold Cash reserved for the payment of disputed general priority claims.

        “Disputed Secured Claim Reserve” means the account to be established by the Disbursement Agent as of the Effective Date to hold Cash reserved for the payment of disputed secured claims.

        “Distribution Reserve” means the account to be established by the Disbursement Agent as of the Effective Date to hold Cash to be distributed pursuant to the provisions of this Plan.

        “Effective Date” means a Business Day selected by the Debtors, after consultation with the Committee, on which all conditions to the consummation of the Plan set forth in Section 11.1 hereof have been satisfied or waived as provided in Section 11.2 hereof, or as soon thereafter as practicable.

        “ERISA” means Title IV of the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. § 1301, et seq.).

        “Estates” means the bankruptcy estates of the Debtors as provided in section 541 of the Bankruptcy Code.

        “Expense Reserve” means the account to be established by the Disbursement Agent as of the Effective Date to hold Cash reserved for the payment of costs and expenses of the Liquidating Trust.

        “Final Distribution” means the distribution of all remaining assets of the Debtors’ estates on the Termination Date pursuant to Section 6.5(b).

        “Final Order” means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

        “General Unsecured Claim” means a Claim against any Debtor that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Subordinated Securities Claim or Intercompany Claim.

        “General Unsecured Claims Reserve” means the reserve, if any, established on the Effective Date by the Disbursing Agent to provide for the payment of Disputed General Unsecured Claims that are Allowed after the Effective Date.

        “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

        “Initial Distribution” means the initial distribution of assets to the holders of Allowed Claims to be made on the Effective Date pursuant to Section 6.3.

        “Intercompany Claims” means claims by and among the Debtors and all claims by the Non-Debtor Affiliates against any of the Debtors.

        “Interim Distributions” means the interim distributions of assets to the holders of Allowed Claims to be made subsequent to the Effective pursuant to Section 6.5.

        “Interest” means all rights of any Person attributable to its ownership of stock of the Debtors.

        “Non-Debtor Affiliate” means a direct or indirect subsidiary of Frankfort Tower Industries, Inc. that is not a Debtor.

        “Non-Tax Priority Claim” means a Claim, if any, entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

        “Pension Plan” means the pension plan established and maintained by Frankfort Tower Industries, Inc. f/k/a Rohn Industries, Inc. for certain of its employees, known as the Pension Plan for Employees of the Rohn Division of UNR Industries, Inc. and UNR-Rohn, Inc.

        “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit or other entity.

        “Petition Date” means September 16, 2003.

        “Plan” means this joint plan of liquidation which is proposed by the Debtors for the resolution of outstanding Claims and Interests in these Chapter 11 cases, as such Plan may be amended from time to time in accordance with the Bankruptcy Code and the provisions herein.

        “Priority Claim” means a Claim entitled to priority pursuant to sections 507(a)(1) through (a)(9) of the Bankruptcy Code.

        “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

        “Professional” means a consultant, accountant, attorney or other professional service provider retained by the Debtors or the Committee pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise.

        “Professional Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date pursuant to sections 330, 331, and 503 of the Bankruptcy Code.

        “Pro Rata” means, at any time, the proportion that the face amount of a Claim in a particular Class bears to the aggregate face amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

        “Released Parties” means (i) the agents and Professionals of the Debtors, (ii) Horace C. Ward, (iii) the Committee, and (iv) the agents and Professionals of the Committee.

        “Reserves” means (i) the Administrative Claims Reserve, (ii) the Disputed Priority Tax Claim Reserve, (iii) the Disputed Secured Claims Reserve, (iv) the Expense Reserve, (v) the Disputed Non-Tax Priority Claim Reserve, (vi) the Disputed General Unsecured Claim Reserve, and (vii) the Unclaimed Distribution Reserve.

        “Scheduled” means, with respect to a Claim, that the Claim is listed on the schedules of assets and liabilities filed by any of the Debtors in their Chapter 11 Cases pursuant to Bankruptcy Rule 1007(b)(1).

        “Secured Claim” means an Allowed Claim secured by a valid, binding, enforceable, perfected and unavoidable security interest in or lien upon property of the Debtors’ Estates to the extent of the value, as of the Effective Date or such later date as is established by the Bankruptcy Court, of such security interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor or the Disbursing Agent and the holder of such Claim.

        “Termination Date” means the date upon which the Disbursing Agent makes the Final Distribution pursuant to the terms of this Plan.

        “Unclaimed Distributions” means distributions to holders of Allowed Claims that are returned as undeliverable.

        “Unclaimed Distributions Reserve” means the reserve created with the Unclaimed Distributions that are returned as undeliverable, which may be claimed after the Effective Date.

ARTICLE II.

SUBSTANTIVE CONSOLIDATION

        2.1.         Substantive Consolidation of Chapter 11 Cases for Purposes of Distributions.    The Plan is predicated upon, and it is a condition precedent to confirmation of the Plan that the Bankruptcy Court provides in the Confirmation Order (or has previously provided in a separate Order) for, substantive consolidation of the Chapter 11 Cases of the Debtors into a single Chapter 11 Case for purposes of this Plan and the distributions hereunder. Pursuant to such Order providing for substantive consolidation, (i) all assets and liabilities of the Debtors will be merged, (ii) any obligations executed by any Debtor will be deemed to be one obligation of the Debtors, (iii) any claims filed or to be filed in connection with any such obligation will be deemed one claim against the Debtors, (iv) each Claim filed in the Chapter 11 Case of any Debtor will be deemed filed against the Debtors in the consolidated Chapter 11 Case, in accordance with the substantive consolidation of the assets and liabilities of the Debtors and (v) all transfers, disbursements and distributions made by any Debtor will be deemed to be made by all of the Debtors. Holders of Allowed Claims in each Class shall be entitled to their Pro Rata share of assets available for distribution to such Class without regard to which Debtor was originally liable for such Claim. The provisions of this Plan relating to substantive consolidation of the Debtors and the cancellation of Intercompany Claims, upon the Effective Date, shall be binding upon the Debtors and all Creditors, whether or not such Creditors have voted to accept or reject this Plan.

ARTICLE III.

ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

        3.1.         Administrative Expenses.    Each holder of an Allowed Administrative Claim shall be entitled to receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (a) cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such other treatment as to which the Debtors or the Disbursing Agent and such holder shall have agreed upon in writing; provided, however, that undisputed Administrative Claims with respect to liabilities incurred by the Debtors or the Disbursing Agent in the ordinary course of business during the Chapter 11 Cases shall, at the option of the Debtors or the Disbursing Agent, be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Except as otherwise provided in the proviso to the preceding sentence or in terms of this Plan, payment shall be made on the Effective Date. All Disputed Administrative Claims shall be reserved for in full on the Effective Date in accordance with Section 6.3(e).

        3.2.         Priority Tax Claims.    Each holder of an Allowed Priority Tax Claim shall be entitled to receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) cash equal to the unpaid portion of such Allowed Priority Tax Claim, or (ii) such other treatment to which such holder and the Debtors or the Disbursing Agent have agreed in writing. Payment shall be made on the Effective Date. All Disputed Priority Tax Claims shall be reserved for in full on the Effective Date in accordance with Section 6.3(g).

ARTICLE IV.

CLASSIFICATION OF CLAIMS AND INTERESTS

        Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article III above. Claims, other than Administrative Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation, and distribution, as follows:

        4.1.         Class 1 (Secured Claims).    Class 1 consists of all secured claims

        4.2.         Class 2 (Non-Tax Priority Claims).    Class 2 consists of all non-tax priority claims.

        4.3.         Class 3 (General Unsecured Claims).    Class 3 consists of all general unsecured claims.

        4.4.         Class 4 (Intercompany Claims).    Class 4 consists of all intercompany claims.

        4.5.         Class 5 (Equity Interests).    Class 5 consists of all Interests in the Debtors.

ARTICLE V.

IDENTIFICATION OF CLASSES OF CLAIMS AND
INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

        5.1.         Unimpaired Classes of Claims and Interests.    Class 1 (Secured Claims) is not Impaired by the Plan.

        5.2.         Impaired Classes of Claims and Interests.    Class 2 (Non-Tax Priority Claims), Class 3 (General Unsecured Claims), Class 4 (Intercompany Claims), and Class 5 (Equity Interests) are Impaired Classes under the Plan.

ARTICLE VI.

PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS
AND MEANS FOR EXECUTION OF PLAN

        The Plan is to be implemented in a manner consistent with the provisions of section 1123 of the Bankruptcy Code. The Plan contemplates that the following will occur.

        6.1.         General Summary.    As more specifically set forth in this Section and in the Plan, the Classes of Claims and Interests will generally be treated as set forth below.

        (a)         Class 1 (Secured Claims).    On the Effective Date, at the sole option of the Debtors or the Disbursing Agent, as the case may be, each Allowed Secured Claim shall be (a) paid in full in Cash in an amount equal to the Allowed Amount of such Claim, (b) satisfied by returning to the holder of such Claim the collateral securing such Allowed Secured Claim, or (c) paid and/or satisfied through any combination of subparagraphs (a) and (b) of this Section. Each Disputed Secured Claim shall be reserved for in full in accordance with Section 6.3(c).

        (b)         Class 2 (Non-Tax Priority Claims).    On the Effective Date, each holder of an Allowed Non-Tax Priority Claim shall receive (a) Cash equal to the amount of such Allowed Non-Tax Priority Claim, or (b) a Pro Rata distribution of all Cash remaining after distributions to Class 1 and Class 2 have been made and the Reserves provided for in this Plan have been funded, which Cash shall be distributed in accordance with Sections 6.3, 6.4, and 6.5 and all other relevant provisions of this Plan. Each Disputed Non-Tax Priority Claim shall be reserved in full or, if insufficient estate funds exist to satisfy such Claims in full, a Pro Rata share of each Disputed Non-Tax Priority Claim shall be reserved in accordance with Section 6.3(i).

        (c)         Class 3 (General Unsecured Claims).    On the Effective Date, each holder of an Allowed General Unsecured Claim shall receive a Pro Rata distribution of all Cash remaining after distributions to Class 1, Class 2, and Class 3 have been made and the Reserves provided for in this Plan have been funded, which Cash shall be distributed in accordance with Sections 6.3, 6.4, and 6.5 and all other relevant provisions of this Plan. A Pro Rata share of each Disputed General Unsecured Claim shall be reserved in accordance with Section 6.3(i).

        (d)         Class 4 (Intercompany Claims). Holders of Intercompany Claims shall receive no distribution under the Plan, as Intercompany Claims shall be cancelled as of the Effective Date.

        (e)         Class 5 (Equity Interests).    It is not yet known whether holders of Interests will receive a distribution under the Plan, however, to the extent that estate funds exist after satisfaction of all prior Classes of Claims in full, holders of Interests will receive a Pro Rata share of such Estate Funds. On the Termination Date, all outstanding shares of the Debtors stock, whether they be common, preferred or otherwise, shall be cancelled. The Debtors shall be dissolved at the time and in the manner described herein.

        6.2.         Utilization of a Disbursing Agent.

        (a)         Purpose of the Disbursing Agent.    The principal purpose of the Disbursing Agent is to liquidate, collect, and maximize the value of the assets of the Debtors and make distributions in respect of Claims against the Debtors’ Estates in accordance with the terms of this Plan. The Disbursing Agent shall perform its stated purpose in a manner consistent with the nature of the assets to be administered, obligations to be satisfied, claims to be disputed, and causes of action to be pursued. During the term of his/her appointment, the Disbursing Agent will comply with all of its obligations, including, but not limited to, obligations arising by operation of law or pursuant to the terms of the Plan.

        (b)         Identity of Initial Disbursing Agent.    The Debtors and the Committee have agreed that Horace H. Ward, 3320 Brook Highland Circle, Birmingham, Alabama 35242 is well suited for the role of Disbursing Agent and should be so appointed.

        (c)         Appointment of Disbursing Agent and Vesting of Funds and Assets in Disbursing Agent.    On the Effective Date, the Disbursing Agent shall be deemed to be appointed by the Court pursuant to the terms of this Plan. On the Effective Date, the Disbursing Agent shall be authorized to take all other steps necessary to effect the provisions of this Plan and shall be the official distribution agent to the holders of Allowed Claims. If, for any reason, the Disbursing Agent ceases to perform the functions and responsibilities set forth below prior to the completion of all distributions to be made under this Plan, the Court shall appoint a replacement Disbursing Agent upon such notice and with such consultation as the Court deems appropriate. All estate funds, claims, causes of action and other estate assets of any kind shall be vested and deemed transferred to the Disbursing Agent upon the Effective Date of the Plan, and such property shall be free and clear of all liens, claims, encumbrances and interests except as expressly provided in the Plan. However, for the purposes of section 550 of the Bankruptcy Code, such transfer and vesting of assets shall not prevent any action from being commenced for the benefit of the Debtors’ estates

        (d)         Powers and Duties of Disbursing Agent.    Upon appointment by the Court and pursuant to the terms and provisions of this Plan, the Disbursing Agent shall be the sole and official distribution agent for the holders of Allowed Claims. The Disbursing Agent shall carry out the implementation of this Plan and shall have all duties, powers, and standing and authority necessary to implement the Plan and to administer and liquidate the assets of the Debtors for the benefit of holders of Allowed Claims. The Disbursing Agent’s powers shall include, without limitation, the following:

(i) Maintaining the books and records of the Debtors’ estates and providing for storage and destruction of records as deemed appropriate;

(ii) Liquidating any remaining unliquidated assets of the Debtors’ estates and selling or otherwise transferring for value any non-cash assets of the estate;

         (iii)          Litigating or settling any Claims or causes of action asserted by or against the Debtors, subject to approval from the Bankruptcy Court or approval and consent from the Committee, using all commercially reasonable efforts to cooperate with other parties in such litigation, and retaining such Professionals as the Disbursing Agent may in his or her discretion deem necessary, including entering into contingent fee arrangements, with respect to the Debtors’ prosecution of various causes of action;

         (iv)          The Disbursing Agent is specifically deemed the representative of the estate under section 1123(b)(3)(B) of the Bankruptcy Code with all rights to evaluate, pursue, abandon or settle, in the Disbursing Agent’s discretion, any and all of the Debtors’ Claims and/or causes of action;

         (v)          Abandoning any property of the Debtors that cannot be sold or otherwise disposed of for value and whose distribution to holders of Allowed Claims would not be feasible or cost-effective in the reasonable judgment of the Disbursing Agent, and subject to approval from the Bankruptcy Court or approval and consent from the Committee;

(vi) Holding and investing estate funds until distributed and establishing one or more checking, savings and investment accounts in the name of the Disbursing Agent; and

(vii) The Disbursing Agent shall also administer all Reserves established under this Plan, which shall be maintained as a separate, segregated funds;

(viii) Making interim and final distributions of estate funds as provided in this Plan;

         (ix)          Filing with the Bankruptcy Court the reports and other documents required by the Plan or otherwise required to close the Chapter 11 cases and preparing and filing any tax or informational returns that may be required;

(x); Winding up the affairs of the Debtors and the Non-Debtor Affiliates and dissolving each of them under applicable law;

(xi) Incurring, at the expense of the Debtors’ estates, such charges, costs and fees as are necessary and appropriate in connection with the performance of its duties;

         (xii)          Taking any other actions that the Disbursing Agent, in his or her reasonable discretion, determines to be in the best interests of the Debtors’ creditors and consistent with the purposes of this Plan.

        (e)         Reporting Requirements.    The Disbursing Agent shall prepare and file with the Court quarterly reports, as soon as practicable after the end of each calendar quarter following the appointment of the Disbursing Agent, showing in reasonable detail all amounts on hand and received and all distributions and the amounts and recipients thereof during the period of time covered in the report.

        (f)         Investment Obligations.    All Estate Funds under the control of the Disbursing Agent shall, to the extent permitted by applicable law, be separately invested by the Disbursing Agent in (i) direct obligations of, or obligations guarantied by, the United States of America that have remaining time to maturity of not more than ninety (90) days or (ii) obligations of any agency or corporation that is created by or pursuant to an act of Congress as an agency or instrumentality of the united States that have a remaining time to maturity of not more than 90 days; provided, however, that the Disbursing Agent may, to the extent necessary to implement the provisions of the Plan, deposit moneys in a demand deposit account at any bank for which such account is insured by the Federal Deposit Insurance Corporation in an amount greater than the amount deposited in such account. The Disbursing Agent shall consult with the Committee and use his/her best efforts so that such investments shall mature in such amounts and at such times as may be necessary to provide cash when needed to make disbursements as provided in the Plan.

        (g)         Compensation of Disbursing Agent and Reimbursement of Expenses.    The compensation of the Disbursing Agent shall include the payment of a monthly fee as approved by the Court, but in no event greater than Eighteen Thousand, Seven Hundred Fifty Dollars ($18,750.00). The Disbursing Agent shall also be entitled to reimbursement of out-of-pocket expenses, including, without limitation, any expenses for insurance premiums or other costs of insurance, if any, incurred after his/her appointment in carrying out his/her duties under the Plan. Such compensation and expenses shall be paid solely from the Expense Reserve.

        (h)         Retention of Professionals.    The Disbursing Agent may rely upon the attorney for the Committee, the attorney for the Debtors, or the financial advisor for the Committee for guidance in the performance of his duties and it is not contemplated that the Disbursing Agent and the Debtors shall retain or require separate Professionals. The Disbursing Agent may employ other professionals as he/she deems appropriate and may seek to obtain compensation for such other professionals for good cause shown to the Court following application and notice and opportunity to object.

        (i)         Distributions by the Disbursing Agent.    The Disbursing Agent will be empowered to make the Initial Distributions and Final Distributions contemplated by this Plan.

        (j)         Wind-Up and Dissolution of Debtors and Non-Debtor Affiliates.    The Disbursing Agent shall be responsible for winding up the affairs of the Debtors and any Non-Debtor Affiliates when and to the extent the Distributing Agent deems appropriate, including but not limited to preparing and filing final tax returns, filing dissolution documents pursuant to applicable law, paying any franchise taxes and other fees that are due in connection with such dissolution, and taking any other actions that are necessary to wind up the affairs of the Debtors and such Non-Debtor Affiliates. Without limiting the foregoing, the Disbursing Agent shall have all necessary power and authority, subject to the consent and/or approval rights of the Committee provided in the Plan and Distributing Agent Agreement, to execute, deliver and file on behalf of any Debtor any deeds or other documents relating to the transfer, conveyance or other disposition of the Retained Properties and to take such further actions as may be necessary, useful or appropriate to implement such transfer, conveyance or disposition and in furtherance thereof. The costs and expenses of completing the wind-up and dissolution of the Debtors and the Non-Debtor Affiliates shall be paid by the Debtors’ estates from the Expense Reserve.

        (k)         Discharge of Disbursing Agent.    After making the Final Distribution, the Disbursing Agent shall file with the Bankruptcy Court a final report of distributions and perform such other duties as are specified in the Plan, whereupon the Disbursing Agent shall have no further duties under the Plan.

        6.3.         Initial Distribution of Assets to Non-Impaired Classes and Creation of Reserves and Accounts.    On the Effective Date, the Debtors or the Disbursing Agent, as applicable, shall:

        (a)         establish the following Reserve Accounts: (i) Distribution Reserve, (ii) Administrative Claim Reserve, (iii) Disputed Secured Claim Reserve, (iv) Disputed Priority Tax Claim Reserve, (v) Disputed Non-Tax Priority Claim Reserve, (vi) Disputed General Unsecured Claim Reserve; (vii) Expense Reserve, and (viii) Unclaimed Distributions Reserve.

        (b)         Pay in full, from the Distribution Reserve, all Allowed (and unpaid) Secured Claims;

         (i)          with respect to each holder of an Allowed Secured Claim, the Debtors or the Disbursing Agent, as the case may be, as determined at their respective sole option, shall (a) pay in full all Allowed Secured Claims of such holder, or (b) return to such holder the collateral securing such Allowed Secured Claim, or (c) pay and/or satisfy such Allowed Secured Claim through any combination of subparagraphs (a) and (b) of this Section provide for such other treatment as may have otherwise been agreed upon by such holder and the Debtors or the Disbursing Agent, as the case may be; provided that, in each case, the Debtors or the Disbursing Agent, as applicable, may take such actions after the Effective Date, as soon as reasonably practicable thereafter in light of the circumstances;

        (c)         the Disbursing Agent shall deposit in the Disputed Secured Claims Reserve sufficient funds to pay all Disputed Secured Claims in full;

         (i)          if and to the extent a Disputed Secured Claim becomes an Allowed Secured Claim, the Disbursing Agent shall, at his or her sole option, as applicable, (a) pay such Claim in Cash in an amount equal to the Allowed Amount of such Claim from the Disputed Secured Claims Account on the last Business Day of the first month following the end of the fiscal quarter in which such Claim becomes an Allowed Claim, or (b) satisfy such Claim by returning the collateral securing such Allowed Secured Claim to the holder of such Claim, or (c) pay and/or satisfy such Claim through any combination of subparagraphs (a) and (b) of Section 6.1;

         (ii)          when all Disputed Secured Claims have been either Allowed and paid or satisfied, Disallowed, or withdrawn, the Disbursing Agent shall, as applicable, (a) transfer to the Distribution Account any Remaining Funds from the Disputed Secured Claims Account, and (b) sell, liquidate, abandon or otherwise dispose of any remaining collateral and allocate and distribute any net realized proceeds thereof to the creditors entitled to receive such proceeds in accordance with the provisions of this Plan.

        (d)         pay in full, from the Distribution Reserve, all Allowed (and unpaid) Administrative Claims;

        (e)         deposit in the Administrative Claims Reserve sufficient funds from the Distribution Reserve to pay all Disputed Administrative Claims in full;

         (i)          except as provided herein, each Disputed Administrative Claim shall be paid from the Administrative Claims Reserve on the last Business Day of the first month following the end of the fiscal quarter in which, and to the extent, such Claim becomes an Allowed Claim;

         (ii)          when all Disputed Administrative Claims have been either allowed and paid, disallowed, or withdrawn, the Disbursing Agent shall redeposit in the Distribution Reserve any remaining funds from the Administrative Claims Reserve.

        (f)         pay in full, from the Distribution Reserve, all Allowed Priority Tax Claims;

        (g)         deposit in the Disputed Priority Tax Claims Reserve sufficient funds from the Distribution Reserve to pay all Disputed Priority Tax Claims in full;

         (i)          each Disputed Priority Tax Claim shall be paid from the Disputed Priority Tax Claims Account on the last Business Day of the first month following the end of the fiscal quarter in which, and to the extent, such Claim becomes an Allowed Claim;

         (ii)          when all Disputed Priority Tax Claims have been either allowed and paid, disallowed, or withdrawn, the Disbursing Agent shall withdraw all Remaining Funds from the Disputed Priority Tax Claims Account and transfer them to the Distribution Reserve.

        (h)         deposit in the Expense Reserve Account sufficient funds from the Distribution Reserve to pay all accrued and projected expenses and costs of the Debtors estates to be incurred through the Termination Date;

        (i)        distribute all Cash that is not payable to or reserved for Allowed or Disputed Secured Claims, Administrative Claims, Priority Tax Claims, and the Expense Reserve Account, to holders of Non-Tax Priority Claims, and if appropriate, General Unsecured Claims, as follows:

         (i)          pay in full, from the Distribution Reserve, all Non-Tax Priority Claims, or if insufficient Estate Funds exist to satisfy each such Claim in full, distribute a Pro Rata share of such Cash to each holder of an Allowed Non-Tax Priority Claim;

         (ii)          deposit in the Disputed Non-Tax Priority Tax Claims Reserve sufficient funds from the Distribution Reserve to pay all Disputed Non-Tax Priority Tax Claims in full, or if insufficient Estate Funds exist to satisfy each such Claim in full, the Pro Rata share of such Disputed Claims;

         (A)          each Disputed Non-Tax Priority Tax Claim shall be paid from the Disputed Priority Tax Claims Account on the last Business Day of the first month following the end of the fiscal quarter in which such Claim becomes an Allowed Claim;

         (B)          when all Disputed Non-Tax Priority Tax Claims have been either allowed and paid, disallowed, or withdrawn, the Disbursing Agent shall withdraw all remaining funds from the Disputed Non-Tax Priority Tax Claims Account and transfer them to the Distribution Reserve.

(iii) pay a Pro Rata share of any remaining Cash to each holder of an Allowed General Unsecured Claim;

(iv) deposit in the Disputed General Unsecured Claims Reserve sufficient funds from the Distribution Reserve to pay a Pro Rata share of Disputed General Unsecured Claims;

         (A)          each Disputed General Unsecured Claim shall be paid from the Disputed General Unsecured Claims Account on the last Business Day of the first month following the end of the fiscal quarter in which, and to the extent, such Claim becomes an Allowed Claim.

        6.4.         Special Provisions Related to Reserves.

        (a)         Interim Distributions to Administrative Claims Reserve.    If the Administrative Claims Reserve has insufficient funds to satisfy the aggregate amount of (a) Allowed Administrative Claims and (b) Administrative Claims payable in the ordinary course of business for which no request for payment need be filed in accordance with the terms of this Plan, the Disbursing Agent shall satisfy the excess Administrative Claims from the Distribution Reserve Account. If excess funds remain in the Administrative Claims Reserve after all such Administrative Claims have been paid, disallowed or withdrawn, such excess funds shall be transferred to the Distribution Reserve.

        (b)         Creation of Unclaimed Distributions Reserve.    The Disbursing Agent shall create an Unclaimed Distributions Reserve for the purpose of holding and preserving, for a reasonable amount of time, unclaimed distributions. If the creditor to whom an Unclaimed Distribution was payable makes a claim for such distribution within the earlier of ninety (90) days after such Unclaimed Distribution was made or the Termination Date, the Disbursing Agent shall deliver such Unclaimed Distribution to such creditor upon proof of such creditor’s entitlement thereto. Unclaimed Distributions that remain unclaimed at the expiration of such period shall be redistributed to other creditors in the same Class as part of the interim or final distributions in accordance with the terms of this Plan, and the creditors originally entitled to receive such Unclaimed Distributions shall have no further right thereto.

        (c)         Interim Distributions from Expense Reserve Account.    The Disbursing Agent may transfer Cash from the Expense Reserve Account to the Distribution Reserve Account for interim or final distributions to creditors to the extent that the amount of Cash held in the Expense Reserve exceeds the amount that the Disbursing Agent determines should be retained for purposes of the Expense Reserve.

        6.5.         Timing and Calculation of Interim and Final Distributions of Estate Funds to Impaired Classes.

        (a)         Interim Distributions.    The Disbursing Agent shall make interim distributions of Cash from the Distribution Reserve, as set forth herein, to holders of Secured Claims, Administrative Claims, Priority Tax Claims, Non-Tax Priority Claims, and Allowed General Unsecured Claims (and to the respective reserves for each) any time the aggregate total in the Distribution Reserve equals or exceeds $1,000,000. The Disbursing Agent shall make such interim distributions only after consultation with the Committee and is permitted to make interim distributions at any time after the occurrence of the Effective Date.

        (b)         Final Distribution.    The Disbursing Agent shall make the Final Distribution when, in the reasonable judgment of the Disbursing Agent, in consultation with the Committee, all assets of the Debtors’ estates have been liquidated and there are no potential sources of additional Cash for distribution, there remain no Disputed Claims, and the Disbursing Agent is in a position to make the Final Distribution in accordance with applicable law. The Disbursing Agent shall make the Final Distribution no later than two (2) years after the Effective Date or as soon thereafter as the Disbursing Agent is in a position to make the Final Distribution in accordance with applicable law. The date on which the Final Distribution is made is referred to as the “Termination Date.” The Disbursing Agent shall provide at least thirty (30) days’ prior notice of the Termination Date to holders of all Claims, except to the extent such Claims have been disallowed, withdrawn or paid or satisfied in full as of the time such notice is provided.

(i) On the Termination Date, the Disbursing Agent shall

(A) transfer any remaining funds in the Reserve accounts contemplated by this Plan to the Distribution Reserve;

         (B)          distribute all Cash held in the Distribution Reserve to holders of Allowed Claims (and if sufficient Estate Funds exist, to holders of Interests) in accordance with their interests as specified in the Plan; and

(C) promptly thereafter, request that the Bankruptcy Court to enter an order closing the Chapter 11 Cases.

        6.6.         Distribution Procedures.

        (a)         Interest on Claims.    Unless otherwise specifically provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, (i) post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim, and (ii) interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. If the Debtors or the Disbursing Agent, as the case may be, elect to satisfy an Allowed Secured Claim by payment of such Claim pursuant to the terms of this Plan, interest will be paid with respect to such Claim on account of the period during which such Claim remained a Disputed Secured Claim prior to allowance to the extent required by applicable bankruptcy law.

        (b)         Delivery of Distributions.    Distributions of assets to holders of Allowed General Unsecured Claims shall be made directly to the holders of such claims at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address as set forth on the proofs of claim filed by such holders. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless the Disbursing Agent is made aware of such holder’s then current address, at which time the undelivered distribution shall be made to such holder, without interest. Upon the expiration of ninety (90) days following the original mailing date of a distribution or the Termination Date, whichever is sooner, the Disbursing Agent shall, in accordance with Section 6.4(b), retain any unclaimed distribution for the benefit of the Creditor who failed to claim such distribution. At the end of that 90-day period, the Creditor entitled to such unclaimed distribution shall cease to be entitled thereto, such Creditor’s Claim shall be deemed disallowed and the unclaimed distribution shall thereupon be redistributed in accordance with the Plan.

        (c)         Procedures for Treating and Resolving Disputed and Contingent Claims.

         (i)          No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

         (ii)          All distributions with respect to (A) Disputed Secured Claims shall be deposited in the Disputed Secured Claims Reserve, (B) Disputed Administrative Claims shall be deposited in the Administrative Claims Reserve, (C) Disputed Priority Tax Claims shall be deposited in the Disputed Tax Priority Claims Reserve, (D) Disputed Non-Tax Priority Claims shall be deposited in the Disputed Non-Tax Priority Claims Reserve, and (E) Disputed General Unsecured Claims shall be deposited in the Disputed General Unsecured Claims Reserve.

         (iii)          The Debtors or the Disbursing Agent, as the case may be, will request estimation pursuant to section 502(c) of the Bankruptcy Code for every Disputed Claim that is contingent or unliquidated and the fixing or liquidation of which, as the case may be, would unduly delay the final Distribution contemplated herein.

        (d)         De Minimis Distributions.    Any other provision of the Plan notwithstanding, the Disbursing Agent shall not be required to make interim or final distributions in an amount less than $5.00. The Estate Funds that would have been distributed but for this subsection shall be reallocated Pro Rata to those holders of Allowed Claims that are receiving a distribution of $5.00 or more.

        (e)         Preconditions to Distribution.    Notwithstanding any provision of this Plan specifying a date or time for distribution of consideration hereunder, distributions in respect of any Claim, (i) that at such time is subject to a pending objection, (ii) for which the holder of such Claim is subject to a pending cause of action in favor of the Debtors’ Estates, or (iii) for which the holder of such Claim has outstanding an unsatisfied judgment or order from a cause of action in favor of the Estate, shall not be made until all such objections or pending actions have been resolved and all judgments or payment orders against such holder have been satisfied. Upon such resolution or satisfaction, the Disbursing Agent shall promptly make such distribution to the holder of such Claim as would provide that holder with a total distribution based upon the amount of that holder’s Allowed Claim that is equal to the Pro Rata distribution made to holders of other Claims of the same class or priority. If any distribution is made on a Claim prior to the timely filing of an objection or a cause of action, and the Court subsequently grants the objection, in whole or in part, or enters judgment against the Creditor in the cause of action, the Debtors or the Disbursing Agent may take appropriate actions to recover the overpayment portion of such distribution or to net such overpayment against any further distribution or distributions to the Creditor from the Disbursing Agent under the Plan.

        6.7.         Miscellaneous Implementation Provisions.

        (a)         Post-Effective Date Administrative Expenses.

         (i)          On the Effective Date, the Disbursing Agent shall deposit in the Administrative Claims Reserve sufficient Cash to pay all unpaid fees and expenses of Professionals and Committee Fees incurred through the Effective Date. The Professionals and the Committee shall transmit to counsel for the Debtors estimates of fees and expenses due for periods that have not been billed as of the Effective Date so as to be received by the counsel for the Debtors at least thirty (30) days after the Confirmation Date and the Disbursing Agent shall include such estimated fees and expenses in calculating the amount of the Administrative Claims Reserve.

         (ii)          All other requests for payment of an Administrative Claim must be filed with the Bankruptcy Court and served so as to be received by counsel for the Debtors within forty-five (45) days after the Confirmation Date. Timely filed requests for payment of Administrative Claims that have not been Allowed or Disallowed as of the Effective Date shall be included in calculating the Administrative Claims Reserve. In the event that the Debtors or the Disbursing Agent objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim (unless the Debtors or the Disbursing Agent, as applicable, and the holder of such Claim otherwise agree in writing upon the Allowance and amount of such Claim). Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtors in the ordinary course of business;

         (iii)          Except as otherwise provided in this Plan, Administrative Claims are to be paid from the Administrative Claims Reserve on the last Business Day of the first month following the end of the fiscal quarter in which, and to the extent, they become Allowed Claims. Remaining Funds from the Administrative Claims Reserve will be transferred to the Distribution Reserve Account in accordance with the provisions of this Plan.

        (b)         Reports of Distributions by the Disbursement Agent.    Every one hundred twenty (120) days after the Effective Date, the Disbursing Agent shall file a report detailing, among other things, the costs incurred pursuant to the Plan and a summary of disbursements from, or increases in the amount of, any Reserve.

        (c)         Preservation of Debtor Claims.    In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan, the Disbursement Agent, on behalf of the Debtors’ estates, shall retain all of the Debtors’ Claims and causes of action against any entity. A non-exclusive list of the Claims and causes of action belonging to the Debtors and/or the Debtors’ estates is attached to the Plan as Exhibit 1.    The Disbursing Agent, in the exercise of its business judgment, will determine whether to pursue such Claims and causes of action in accordance with the best interests of the beneficiaries of this Plan.

        (d)         Cancellation of Frankfort Tower Industries Stock and Agreements.    On the Termination Date, except as otherwise provided herein, (i) the Frankfort Tower Industries Stock and any security, note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors shall be cancelled (with appropriate documentation filed with the Securities and Exchange Commission), and (ii) the obligations of, and/or Claims against, the Debtors under, relating or pertaining to any agreements, indentures or certificates of designations governing the Frankfort Tower Industries Stock; any other security, note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be will be cancelled; and intercompany debts shall be released.

        (e)         Exclusivity Period.    The Debtors shall retain the exclusive right to amend or modify the Plan and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

        (f)         Effectuating Documents; Further Transactions.    The Bankruptcy Administrative Officer appointed in the Debtors’ cases and the Disbursing Agent shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

        (g)         Termination of Pension Plan.    Prior to the Debtors’ Petition Date, Frankfort Tower Industries, Inc. f/k/a Rohn Industries, Inc. established and maintained a pension plan for certain of its employees, known as the Pension Plan for Employees of the Rohn Division of UNR Industries, Inc. and UNR-Rohn, Inc. (the “Pension Plan”). The Pension Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. § 1301, et seq.) (“ERISA”). The Pension Plan may be terminated only if statutory requirements of either ERISA sections 4041 or 4042 are met. The Pension Benefit Guaranty Corporation, a United States Government corporation which guarantees the payment of certain pension benefits upon termination of a pension plan, has notified Frankfort Tower Industries, Inc. f/k/a Rohn Industries, Inc. that it has determined, pursuant to ERISA section 4042 that the Pension Plan must be terminated and the Pension Benefit Guaranty Corporation appointed statutory trustee, and that December 31, 2003 should be established as the Pension Plan’s termination date. Frankfort Tower Industries, Inc. f/k/a Rohn Industries, Inc. has consented to the plan termination, including the termination date set forth by the Pension Benefit Guaranty Corporation.

ARTICLE VII.

ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
IMPAIRED CLASSES OF CLAIMS OR INTERESTS

        7.1.         Impaired Classes of Claims and Interests Entitled to Vote.    Subject to Section 7.4 of the Plan, the holders of Claims or Interests in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

        7.2.         Acceptance by an Impaired Class.    Subject to Sections 7.4 and 7.5 of this Plan, in accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. Disputed Claims may be temporarily allowed in an amount which the Bankruptcy Court deems proper for the purpose of accepting or rejecting the Plan as provided in Rule 3018 of the Bankruptcy Rules and other applicable law.

        7.3.         Presumed Acceptances by Unimpaired Class.    Class 1 (Secured Claims) is not Impaired by the Plan. Under section 1126(f) of the Bankruptcy Code, the holders of such Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited.

        7.4.         Classes Deemed to Reject Plan.    Class 4 (Intercompany Claims) will be deemed to reject the Plan in accordance with section 1126(g) of the Bankruptcy Code and their votes will not be solicited.

        7.5.         Impaired Class.    Class 2 (Non-Tax Priority Claims), Class 3 (General Unsecured Claims), and Class 5 (Equity Interests) are Impaired by the Plan and the votes of the holders of such Claims will be solicited.

        7.6.         Voting of Claims.    Each holder of an Allowed Claim in an Impaired Class of Claims shall be entitled to vote to accept or reject this Plan by following the procedures set forth in the Disclosure Statement that accompanies this Plan. For purposes of calculating the number of Allowed Claims in a Class of Claims that have voted to accept or reject the Plan under section 1126(c) of the Bankruptcy Code, an Allowed Claim in such Class held by one entity or affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder) shall be aggregated and treated as one Allowed Claim in such Class.

        7.7.         Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.    The Debtor shall utilize the provisions of section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of the Plan over the rejection, if any, of any Class entitled to vote to accept or reject the Plan.

        7.8.         Confirmability and Severability of the Plan.    The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied with respect to the Debtors. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to the Confirmation Hearing upon notice to the Committee. A determination by the Bankruptcy Court that the Plan as it applies to the Debtors is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect the Debtors’ ability to modify the Plan to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE VIII.

EXECUTORY CONTRACTS

        8.1.         Rejection of All Contracts.    As of the Effective Date, all executory contracts and unexpired leases of the Debtors not previously assumed or rejected shall be deemed rejected.

        8.2.         Effect of Rejection.    Claims arising from rejection of a Debtor’s executory contracts or unexpired leases not previously assumed shall be included in Class 3 General Unsecured Claims. Holders of such Claims shall file proofs of claim and serve copies on the counsel for the Debtors and as otherwise required by the Bankruptcy Court and the Bankruptcy Code and Bankruptcy Rules so as to be received by thirty (30) days after the Confirmation Date. Any such proofs of Claim not filed and served within thirty (30) days after the Confirmation Date shall be forever barred. Any objection to such Claims shall be filed by the Claims Objection Deadline.

ARTICLE IX.

OBJECTIONS TO CLAIMS AND CLAIMS RELATED DEADLINES

        9.1.         Objections to Claims.    Any objections to a Claim shall be filed with the Court and served upon the holder of such Claim within one hundred twenty (120) days after the Confirmation Date or within ninety (90) days after the filing of such Claim, whichever date is later.

        9.2.         Commencement of Adversary Proceedings.    Any adversary proceeding complaint commencing a cause of action shall be filed with the Court within one hundred eighty (180) days of the Confirmation Date.

        9.3.         Bar Date for Amendments to Claims.    Except to the extent that an amendment or modification to a proof of claim arises from the rejection of an executory contract or unexpired lease not previously assumed, all amendments or modifications to proofs of claim shall be filed with the Court and served pursuant to the terms of this Plan on or before the Confirmation Date. Failure to timely file and properly serve any such amendment, modification, or proof of claim shall result in the amendment, modification, or Claim being forever barred and waived.

        9.4.         Bar Date for Rejection Claims.    The holder of any Claim arising from the rejection of an unexpired lease or executory contract shall file with the Court and serve upon the Debtors a proof of claim within thirty (30) days of the Confirmation Date unless an earlier date was previously set for filing a claim related to the rejection of such unexpired lease or executory contract. Failure to timely file and properly serve any such proof of claim shall result in the Claim being forever barred and waived.

        9.5.         Bar Date for Administrative Claims.    All requests for payment of an Administrative Claim must be filed with the Bankruptcy Court and served so as to be received by counsel for the Debtors within forty-five (45) days after the Confirmation Date. Timely filed requests for payment of Administrative Claims that have not been allowed or disallowed as of the Effective Date shall be included in calculating the Administrative Claims Reserve.

        9.6.         No Payment of Distribution Pending Allowance.    All references to Claims and Interests and amounts of Claims and Interests refer to the amount of the Claim or Interest allowed by agreement of the Debtors and the holder of such Claim or Interest by operation of law, by final Order from the Bankruptcy Court, or by this Plan. Notwithstanding any other provision of this Plan, no payment of distribution shall be made on account of or with respect to any claim or interest to the extent the same is a Disputed Claim or a Disputed Interest, unless and until the Disputed Claim or Disputed Interest becomes an Allowed Claim or an Allowance Interest as applicable.

ARTICLE X.

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

        10.1.         Compromises and Settlements.    Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and pending claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Disbursing Agent and the Disbursing Agent shall have the power and authority to compromise and settle Claims, subject to approval from the Bankruptcy Court or approval and consent from the Committee. All compromises and settlements made prior to the Effective Date are hereby confirmed and ratified, and such compromises and settlements are and shall continue to be binding on the Disbursing Agent and all parties in interest on and after the Effective Date.

        10.2.         Disputed Prepetition Claims.    Until the Effective Date, all objections to Claims are to be filed by the Debtors. From and after the Effective Date, all objections to Claims may be filed by the Debtors or the Disbursing Agent on or before the Claims Objection Deadline, or such later date as may be provided by order of the Bankruptcy Court upon request of the Disbursing Agent.

        10.3.         Setoffs.    The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claim; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder. After the Effective Date, such right shall pass to the Disbursing Agent.

        10.4.         No Discharge of the Debtors.    Notwithstanding any terms or provisions of the Plan to the contrary, the Debtors are not as a consequence of the confirmation of the Plan discharged.

ARTICLE XI.

CONDITIONS PRECEDENT

        11.1.         Conditions to Consummation.    The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 11.2 of the Plan:

        (a)         The Confirmation Order shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending; provided that, if an appeal of the Confirmation Order or any other such order is filed but no stay is granted in connection with the appeal, the Debtors, with the consent of the Committee or the approval of the Bankruptcy Court, may elect to permit the Effective Date to occur notwithstanding the pendency of appeal.

        (b)         The Confirmation Order shall be in a form and substance acceptable to the Debtors and shall, among other things, provide that the provisions of the Confirmation Order are non-severable and mutually dependent.

        11.2.         Waiver of Conditions to Consummation.    The conditions set forth in Section 11.1 of the Plan may be waived, if legally waivable, by the Debtors, with the consent of the Committee, which shall not be unreasonably withheld, without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XII.

RETENTION OF JURISDICTION

        Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, the following matters:

12.1.
to hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which any Debtor is a party or with respect to which any Debtor may be liable;

12.2.	to determine any and all pending adversary proceedings, applications, and contested matters;

12.3.	to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

12.4.	to hear and determine motions for approval of the terms of sale of assets by the Disbursing Agent;

12.5.
to hear and determine any and all objections to the allowance or estimation of Claims filed, both before and after the Confirmation Date and Effective Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim, in whole or in part;

12.6.	to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified or vacated;

12.7.	to issue orders in aid of execution, implementation or consummation of the Plan or the Disbursing Agent;

12.8.
to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

12.9.
to hear and determine all applications for allowance of Professional Claims and all other applications for compensation or reimbursement of expenses under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

12.10.
to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

12.11.
to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

12.12.
to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of the Estates (including, without limitation, prosecution of Debtor Claims), wherever located (a non-exclusive list of the Claims and causes of action belonging to the Debtors and/or the Debtors’ estates is attached to the Plan as Exhibit 1), and to the extent necessary and required, to approve the compromise or abandonment of Claims, causes of action, and property belonging to the Debtors;

12.13.	to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

12.14.
to hear and determine all other disputes arising out of or related to the Chapter 11 Cases, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

12.15.	to hear any other matter not inconsistent with the Bankruptcy Code;

12.16.
to retain exclusive jurisdiction over the assets of the Debtors’ estates and to enter further orders, including orders authorizing the sale of such assets in accordance with sections 105, 363, and 1146 of the Bankruptcy Code; and

12.17.	to enter a final decree closing the Chapter 11 Cases.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

        13.1.         Binding Effect.    Subject to satisfaction or waiver of the conditions precedent specified in Section 11.2, the Plan shall be binding upon and inure to the benefit of the Debtors, the Disbursing Agent, all present and former holders of Claims, all present and former holders of Interests, all other parties in interest and their respective successors and assigns.

        13.2.         Modification and Amendments.    The Debtors may alter, amend or modify the Plan in accordance with section 1127(a) of the Bankruptcy Code at any time. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors or the Disbursing Agent may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or holders of Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

        13.3.         Withholding and Reporting Requirements.    In connection with the Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors and the Disbursing Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. However, as of the Effective Date, the Debtors and the Disbursing Agent shall be relieved of all annual, quarterly and periodic reporting requirements imposed upon the Debtors by the Securities Exchange Act of 1934, as amended, and shall not be required to file any reports, documents or other filings pursuant to that Act.

        13.4.         Continued Retention of Attorneys for the Debtors.    The Debtors may continue to employ its attorneys subsequent to the Confirmation Date the attorneys for the Debtors shall continue to have the right to file fee applications and expense reimbursement requests and obtain payment of such allowed fees and expenses promptly upon their approval by the Court. As set forth in this Plan, the Disbursing Agent may rely upon the attorney for the Committee, the attorney for the Debtors, or the financial advisor for the Committee for guidance in the performance of his duties and it is not contemplated that the Disbursing Agent and the Debtors shall retain or require separate Professionals.

        13.5.         Continuation of the Committee and Continued Retention of Attorneys for the Committee.    The tenure of the Committee and its attorneys shall survive confirmation of the Plan and shall continue until entry of a final decree closing the Debtors’ cases. Subsequent to the Confirmation Date, members of the Committee shall continue to be entitled to reimbursement of all reasonable out-of-pocket expenses incurred in the performance of their duties, and the attorneys for the Committee shall continue to have the right to file fee applications and expense reimbursement requests and obtain payment of such allowed fees and expenses promptly upon their approval by the Court. The attorneys for the Committee shall render such advice and assistance to the Disbursing Agent to perform his/her duties under the Plan. Neither the Committee, including any and all of its members, nor its attorneys, accountants, and agents shall be liable to the Debtors, the Debtors’ estates, any Creditor, any holder of any Interest, the Disbursing Agent, or any other entity for any error of judgment or any act or omission, other than acts or omissions constituting willful misconduct, fraud, or gross negligence.

        13.6.         Releases by Holders of Claims and Interests.    Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in the Plan or the Confirmation Order, to the fullest extent permitted under sections 524(e) and 1125(e) of the Bankruptcy Code, in consideration for the obligations of the Released Parties set forth herein or otherwise and, if applicable, the Cash and other agreements or documents to be delivered in connection with this Plan, each holder of a Claim or an Interest and any affiliate of such holder shall be deemed to have forever waived, released and discharged (i) the agents and Professionals of the Debtors, (ii) Horace C. Ward, (iii) the Committee, and (iv) the agents and Professionals of the Committee (together, the “Released Parties”) from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are derivative of any Claim against or Interest in the Debtors held by such holder arising on or prior to the Effective Date relating to the Debtors, or any affiliate of the Debtors, the Chapter 11 Cases or this Plan; provided, however, that this release shall not apply to liability resulting from willful misconduct or gross negligence, shall be limited by the provisions of section 1125(e) of the Bankruptcy Code to the extent liability is established for violations of federal or state securities law, and shall not apply to any claims of the Pension Benefit Guaranty Corporation against the Released Party identified in subclause (iii) above for any liabilities under the Employee Retirement Income Security Act of 1974, as amended, with respect to the Pension Plan for Employees of the Rohn Division of UNR Industries, Inc. and UNR-Rohn, Inc. In addition, without limiting the generality of the foregoing, this release shall not apply to any claims creditors or other third parties may have against the Released Party identified in subclause (iii) above for any independent contractual or other obligations, including guarantees, owed by such Released Party to such creditors or third parties and this release is not intended to affect the police and regulatory activities of governmental agencies.

        13.7.         Indemnification.    To the extent not inconsistent with this Plan or the Confirmation Order and to the fullest extent permitted by applicable law, including, without limitation, the extent provided in the Debtors’ constituent documents, contracts, statutory law or common law, the Debtors will indemnify, defend, hold harmless and reimburse the Released Parties from and against any and all losses, claims, causes of action, damages, fees, expenses, liabilities and actions (A) for any act taken or omission made in good faith in connection with or in any way related to negotiating, formulating, filing, implementing, confirming or consummating this Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan or the administration of the Chapter 11 Cases or (B) for any act or omission in connection with or arising out of the administration on the Plan or the property to be distributed under the Plan or the operations or activities of the Debtors, and any Claims of such Released Parties against the Debtors on account of such indemnification obligations shall be unaltered and unimpaired within the meaning of section 1124(1) of the Bankruptcy Code, except that the Debtors shall not have any obligation to indemnify any Released Parties for any acts or omissions that constitute gross negligence or willful misconduct as such is finally determined by the Bankruptcy Court. Such indemnification obligations shall survive unaffected by the entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date, and shall constitute administrative expenses pursuant to section 503 of the Bankruptcy Code.

        13.8.         Revocation, Withdrawal or Non-Consummation.

        (a)         The Debtors, with the consent of the Committee, which shall not be unreasonably withheld, shall have the right to revoke or withdraw the Plan at any time prior to the Effective Date.

        (b)         If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors or to constitute an admission of any sort by the Debtors or any other Person.

        13.9.         Notices.    Any notice required or permitted to be provided under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

To the Debtors:

        Ice Miller
        One American Square
        Box 82001
        Indianapolis, Indiana 46282
        Attention:   Henry A. Efroymson, Esq.
                             Ben T. Caughey, Esq.

To the Disbursing Agent:

        Horace H. Ward
        3320 Brook Highland Circle
        Birmingham, Alabama 35242

To the Committee:

        Rubin & Levin, PC
        500 Marott Center
        342 Massachusetts Avenue
        Indianapolis, IN 46204-2161
        Attention:   Elliott D. Levin, Esq.

And to the United States Trustee:

        Office of the United States Trustee
        101 West Ohio Street, Suite 1000
        Indianapolis, Indiana 46204
        Attention:   Charles R. Wharton, Esq.

        13.10.         Rules of Interpretation.    For purposes of the Plan (i) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (ii) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented from time to time, (iii) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (iv) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (v) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

        13.11.         Governing Law; Construction.    Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated in any agreement, the substantive and procedural laws of the State of Indiana shall govern the construction and implementation of the Plan, any agreements, documents and instruments executed in connection with the Plan, and corporate governance matters, without reference to any conflict or choice of laws rules or principles. To the extent the provisions of this Plan conflict with the terms and conditions of any other agreements, documents and instruments executed in connection with the Plan, the provisions of this Plan shall govern.

        13.12.         Sections and Articles.    Unless otherwise stated, a reference in the Plan to a section or article is to that section or article of the Plan.

        13.13.         Headings.    The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meanings of the Plan.

        13.14.         Computation of Time Periods.    In computing any period of time prescribed or allowed by the Plan, the day or month of the act or event from which the designated period of time begins to run shall not be included. The last day or month of the period so computed shall be included. In the event that the last day is a Saturday, Sunday, or federal legal holiday, the period shall run until the end of the next day that is not a Saturday, Sunday, or federal legal holiday.

Dated: Indianapolis, Indiana as of August 17, 2004	Respectfully submitted,

FRANKFORT TOWER INDUSTRIES, INC. AND ITS AFFILIATED DEBTORS.
As Debtors and Debtors-in-Possession

By:  /s/   Horace H. Ward
Name:  Horace H. Ward
Its:        Bankruptcy Administrative Officer

ICE MILLER

/s/   Henry A. Efroymson, Esq.
Henry A. Efroymson, Esq
Ben T. Caughey, Esq.
One American Square
Box 82001
Indianapolis, Indiana 46282

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

EXHIBIT 1

NON-EXCLUSIVE SCHEDULE OF CLAIMS AND CAUSES OF ACTION